EXHIBIT 99.1

Pain Therapeutics Announces $11.3 Million Registered Direct Offering Priced At-the-Market

– Proceeds to Be Used for Drug Development, General Corporate Purpose –

AUSTIN, Texas, Aug. 16, 2018 (GLOBE NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq: PTIE), a biopharmaceutical company, today announced that it has entered into definitive agreements with several institutional investors for the purchase of 8,860,778 shares of its common stock, at a purchase price per share of $1.15, for gross proceeds of approximately $10.19 million, in a registered direct offering priced at-the-market. Additionally, Pain Therapeutics has also agreed to issue to the investors unregistered warrants to purchase up to 8,860,778 shares of common stock, at a purchase price per warrant of $0.125, for gross proceeds of approximately $1.11 million. The closing of the offering is expected to occur on or about August 17, 2018, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $1.25 per share of common stock, will be exercisable immediately and will expire two and one-half years from the issuance date.

Pain Therapeutics intends to use the net proceeds from this offering for drug development and general corporate purposes and for other working capital and general corporate purposes.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Pain Therapeutics pursuant to a "shelf" registration statement on Form S-3 that was originally filed on April 14, 2017 and declared effective by the Securities and Exchange Commission ("SEC") on July 31, 2017 and the base prospectus contained therein (File No. 333-217319). The offering of the shares of common stock will be made only by means of a prospectus supplement that forms a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC's website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pain Therapeutics, Inc.
Pain Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops novel drugs.  The FDA has not yet established the safety or efficacy of any of our drug candidates.  For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act").  Pain Therapeutics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act.  Examples of such statements include, but are not limited to, statements regarding the completion, size and use of proceeds of the registered direct offering that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of closing conditions.  Such statements are based on management's current expectations, but actual results may differ materially due to various factors.  Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to our financial and operational ability to carry out drug development activities.  For further information regarding these and other risks related to our business, investors should consult our filings with the U.S. Securities and Exchange Commission.

For More Information Contact:
Ruth Araya
Pain Therapeutics, Inc.
IR@paintrials.com
(512) 501-2485